UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2013

ECOTALITY, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Montgomery Street, Suite 2525
San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 992-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 20, 2013, ECOtality, Inc. (the “Company”) received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company of its failure to comply with Listing Rule 5250(c)(1) for continued listing (the “Notice”) because its Quarterly Report on Form 10-Q for the period ended June 30, 2013 was not filed on a timely basis with the Securities and Exchange Commission (the “SEC”). Listing Rule 5250(c)(1) requires registrants to timely file all required periodic financial reports with the SEC. NASDAQ Rules require public announcement to disclose the Company’s receipt of such Notice within four business days of receipt.

Pursuant to NASDAQ Listing Rules, the Company has 60 calendar days to submit a plan to NASDAQ to regain compliance with all applicable requirements for continued listing on the NASDAQ Capital Market, and if NASDAQ accepts such plan, NASDAQ can grant an exception of up to 180 calendar days from the Filing’s due date, or until February 10, 2014, to regain compliance. If the exception period is granted, any subsequent periodic filing that is due within the 180 day exception period must be filed no later than the end of the exception period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Registrant)

Signature	Title	Date

/s/ Susie Herrmann	Chief Financial Officer	August 23, 2013
Susie Herrmann